Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-105658 of U.S.I. Holdings Corporation on Form S-8 and Registration Statement No. 333-112747 of U.S.I. Holdings Corporation on Form S-3 of our report dated June 29, 2005, appearing in this Annual Report on Form 11-K of USI Services Corp. 401(k) Plan (formerly, the USI Insurance Services Corp. 401(k) Plan) for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP
New York, New York

June 29, 2005